UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPORTS FIELD HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SPORTS FIELD HOLDINGS, INC.

4320 Winfield Road, Suite 200

Warrenville, Illinois 60555

(310) 648-8410

Sports Field Holdings, Inc., a Nevada corporation (the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The Company filed a definitive proxy statement and a definitive form of proxy card with the SEC on May 12, 2016 in connection with its solicitation of proxies to be used at the 2016 Annual Meeting (the “2016 Annual Meeting Proxy Statement”).

Pursuant to the Company’s by-laws, a majority of the total voting capital of the Company is required to transact business at the annual meeting. The Company did not establish a sufficient quorum and adjourned the meeting to allow stockholders additional time to vote on the proposals set forth in the Company’s 2016 Annual Meeting Proxy Statement. The 2016 Annual Meeting will be reconvened on June 29, 2016, at 1:00 P.M. at Courtyard Philadelphia Airport, 8900 Bartram Avenue, Philadelphia, PA 19153.

Additional Information and Where To Find It

Stockholders can obtain copies of the Company’s 2016 Annual Meeting Proxy Statement, any amendments or supplements to the 2015 Annual Meeting Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at ir.firstform.com, or by writing to the Company c/o Secretary, 4320 Winfield Road, Suite 200 Warrenville, Illinois 60555 or by calling telephone number (978) 914-7570.

By Order of the Board of Directors

/s/ Jeromy Olson
Jeromy Olson
Chairman of the Board